UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 0R 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

July 3, 2014 (June 30, 2014)

Date of Report (Date of earliest event reported)

Petron Energy II, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-160517	26-3121630
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17950 Preston Road, Suite 960

Dallas, Texas 75252

(Address of principal executive offices)

(972) 272-8190

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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PETRON ENERGY II, INC.

Form 8-K

Current Report

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Resignation

On June 30, 2014, Mr. Judson Hoover resigned as Director of Petron Energy II, Inc., a Nevada Corporation (the “Company”). The resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

8.01	OTHER EVENTS

On July 3, 2014, Petron Energy II, Inc., a Nevada corporation (the “Company”) effectuated a reverse split (the “Reverse Split”) of its issued common shares whereby every five hundred (500) pre-split shares of common stock were exchanged for one (1) post-split share of the Company's common stock.  As a result, the total issued shares of common stock of the Company decreased from Nine Billion Two Hundred Twelve Million Seven Hundred Thousand Five Hundred Seventeen (9,212,700,517) shares prior to the Reverse Split to Eighteen Million Four Hundred Twenty Five Thousand and Four Hundred and One (18,425,401) shares following the Reverse Split.  FINRA confirmed approval of the Reverse Split on July 1, 2014 and the Reverse Split became effective on July 3, 2014.  The Reverse Split shares are payable upon surrender of certificates to the Company's transfer agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 3, 2014

Petron Energy II, Inc.
By: /s/ Floyd L. Smith
Floyd L. Smith
Chief Executive Officer

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